EXHIBIT 99.3
Incentive Compensation Plans
Corporate Client Services (CCS) Incentive Compensation Plans
1.	2010 CCS Manager Incentive Compensation Plan

2.	2010 CCS Sales Incentive Compensation Plan

3.	2010 CCS Unit, Section, and Product Leader Incentive Compensation Plan

4.	2010 CCS Relationship Manager Incentive Compensation Plan

5.	2010 CCS European Entities Staff Incentive Compensation Plan

6.	2010 CCS Cayman Staff Incentive Compensation Plan

7.	2010 CCS Investment Management Incentive Compensation Plan

8.	2010 CCS New Business Referral Plan

9.	2010 CCS Support Staff Incentive Compensation Plan
Credit Policy and Administration Incentive Compensation Plans
1.	2010 Chief Credit Officer/Credit Policy Dept. Manager Incentive Compensation Plan

2.	2010 Credit Policy Department Incentive Compensation Plan
Finance Department Incentive Compensation Plan
1.	2010 Finance Department Incentive Compensation Plan
Regional Banking Incentive Compensation Plans
1.	2010 Regional Banking Department Manager Incentive Compensation Plan

2.	2010 Regional Banking Ad-Hoc Promotion Plan

3.	2010 Client Services Incentive Compensation Plan

4.	2010 Merchant Services Incentive Compensation Plan

5.	2010 PFS Retail Banking Sales & Referral Incentive Compensation Plan

6.	2010 PFS Management Incentive Compensation Plan

7.	2010 PFS Small Business Advisor Incentive Compensation Plan

8.	2010 PFS Residential Mortgage Incentive Compensation Plan

9.	2010 Mid-Atlantic Market Incentive Compensation Plan

10.	2010 Mid-Atlantic Cash Management Incentive Compensation Plan
Support Department Incentive Compensation Plans
1.	2010 Support Department Manager Incentive Compensation Plan

2.	2010 Support Staff Incentive Compensation Plan
Wealth Advisory Services (WAS) Incentive Compensation Plans
1.	2010 WAS Manager Incentive Compensation Plan

2.	2010 WAS Trust Tax Incentive Compensation Plan

3.	2010 WAS Performance Incentive Compensation Plan

4.	2010 WAS PCA Incentive Compensation Plan

5.	2009 Wilmington Brokerage Services Company Incentive Compensation Plan

6.	2010 WAS Wilmington Family Office Incentive Compensation Plan

7.	2010 WAS Sales Promotion Incentive Compensation Plan

8.	2010 WAS Georgia Revenue Retention Plan
Other Plans
1.	2009 Long-Term Incentive Plan

2.	2009 Executive Incentive Plan